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COBANCORP INC. AND SUBSIDIARIES
EXHIBIT (11)--STATEMENT RE: COMPUTATION OF EARNINGS PER SHARE

                                               Three Months Ended September 30  Nine Months Ended September 30
                                               -------------------------------  ------------------------------
                                                      1997            1996           1997             1996
                                                   ----------      ----------      ----------      ----------
Primary:
      Average shares outstanding                    3,453,824       3,447,160       3,453,824       3,447,160
      Net effect of dilutive stock options--
           based on the treasury stock method
           using average market price                  54,242          28,488          45,592          28,671
                                                   ----------      ----------      ----------      ----------
      Total shares                                  3,508,066       3,475,648       3,499,416       3,475,831
                                                   ==========      ==========      ==========      ==========
      Net income                                   $1,310,207      $1,309,200      $4,273,013      $4,229,009
                                                   ==========      ==========      ==========      ==========
      Net income per share                         $     0.38      $     0.38      $     1.24      $     1.23
                                                   ==========      ==========      ==========      ==========
Fully diluted:
      Average shares outstanding                    3,453,824       3,447,160       3,453,824       3,447,160
      Net effect of dilutive stock options--
           based on the treasury stock method
           using the higher of average market
           price or ending market price                56,160          28,488          50,810          28,920
                                                   ----------      ----------      ----------      ----------
      Total shares                                  3,509,984       3,475,648       3,504,634       3,476,080
                                                   ==========      ==========      ==========      ==========
      Net income                                   $1,310,207      $1,309,200      $4,273,013      $4,229,009
                                                   ==========      ==========      ==========      ==========
      Net income per share                         $     0.38      $     0.38      $     1.24      $     1.23
                                                   ==========      ==========      ==========      ==========
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